Exhibit 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the report of Nuverra Environmental Solutions, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2016 (the "Report") as filed with the Securities and Exchange Commission on the date hereof, I, Mark D. Johnsrud, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: August 8, 2016

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President and Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)
This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to the Secretary of the Company and will be retained by the Office of General Counsel of the Company and furnished to the Securities and Exchange Commission or its staff upon request.